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                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[X]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                        Potters Financial Corporation
             ----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


             ----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)    Title of each class of securities to which transaction applies:

        2)    Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

        4)    Proposed maximum aggregate value of transaction:

        5)    Total fee paid:

[ ]     Fee paid previously with preliminary materials

[ ]     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)    Amount Previously Paid:

        2)    Form, Schedule or Registration Statement No.:

        3)    Filing Party:

        4)    Date Filed:





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A letter in the following form will be mailed on or about December 17, 2001, to the shareholders of Potters Financial Corporation

                                Potters Financial
                                   Corporation


                                December 14, 2001



Dear Potters Financial Corporation Shareholder:

         On or about December 6, 2001, we sent to you a Notice of Special Meeting of Shareholders, a Proxy Statement and a proxy card for a Special Meeting of Shareholders of Potters Financial Corporation to be held on January 24, 2002. The Special Meeting has been called for the purpose of submitting to our shareholders a proposal to adopt the Agreement and Plan of Merger dated as of September 5, 2001, by and among United Community Financial Corp., The Home Savings and Loan Company of Youngstown, Ohio, Potters Financial Corporation and Potters Bank, and to approve the transactions contemplated by the merger agreement.

         In the process of printing the Proxy Statement, pages 5 and 6 of the merger agreement attached as Annex A to the Proxy Statement were omitted and pages 5 and 6 of the text of the Proxy Statement were repeated in Annex A instead.

         We have enclosed a copy of the missing pages 5 and 6 of the merger agreement and apologize for any confusion or inconvenience!

         If you have any questions or need another proxy card and envelope to return your proxy card, please contact Tammy May or Beverly Neer by calling 1-330-385-0770 or 1-800-685-0761 or write to us at the address at the bottom of this letter. Please allow enough time before the January 24, 2002, meeting date for us to respond.

                  Sincerely,


                  By:  /s/ Edward L. Baumgardner
                       -------------------------------------------
                          Edward L. Baumgardner
                          its President and Chief Executive Officer


519 Broadway. P.O. Box 1028. East Liverpool. Ohio. 43920 Phone. 330-385-0770 or 800-685-0761. Fax. 330-385-3508

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         "Subsidiary" and "Significant Subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the SEC.

         "Surviving Corporation" shall mean Seller after the Corporate Merger.

         "Surviving Corporation Common Stock" shall mean the shares of common stock of the Surviving Corporation.

         "Takeover Proposal" shall have the meaning set forth in Section 7.2 hereof.

         "Termination Event" shall have the meaning set forth in Section 7.2 hereof.


                                   ARTICLE II
                                   THE MERGER

2.1      THE CORPORATE MERGER AND SUBSEQUENT EVENTS

         (a) Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged into Seller in accordance with the provisions of Section 1701.78 of the OGCL and the Plan of Corporate Merger, attached hereto as Exhibit A, and the separate corporate existence of Merger Sub shall cease. Seller shall be the Surviving Corporation of the Corporate Merger, and shall continue its corporate existence under the laws of the State of Ohio. The name of the Surviving Corporation shall be as stated in the Articles of Incorporation of Seller immediately prior to the Effective Time. Immediately following the Corporate Merger, Buyer shall cause the Liquidation and the Bank Merger to be completed.

         (b) The Articles of Incorporation and Code of Regulations of Seller as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Code of Regulations of the Surviving Corporation.

         (c) The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

2.2      EFFECTIVE TIME; CLOSING

         The Corporate Merger shall become effective at the Effective Time. The Certificate of Merger shall be filed on the date of the Closing or on such date following the Closing as is mutually agreed upon by the Parties.

2.3      TREATMENT OF CAPITAL STOCK

         Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Corporate Merger and without any action on the part of any shareholder:

         (a) each outstanding share of Merger Sub Common Stock shall automatically convert into a share of Surviving Corporation Common Stock;

         (b) each share of Buyer's common stock shall continue unchanged as the same share of Buyer's common stock; and

         (c) each share of Seller Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall, as a result of the Corporate Merger and without any action of any kind by any person or entity, be cancelled and extinguished in consideration and exchange for the right to receive from Buyer the Per Share Merger Consideration; provided, however, that each share of Seller Common Stock which is owned beneficially or of record by Seller (including treasury shares) or Buyer or any of their respective Subsidiaries (other than shares held in a fiduciary capacity for the benefit of third parties or as a result of debts previously



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contracted) shall be cancelled and extinguished without consideration or conversion, including all unawarded shares of Seller Common Stock held under Seller's Recognition and Retention Plan.

2.4      SHAREHOLDER RIGHTS; STOCK TRANSFERS

         At the Effective Time, holders of Seller Common Stock shall cease to be, and shall have no rights as, shareholders of Seller, other than to receive the Per Share Merger Consideration for each share of Seller Common Stock held. After the Effective Time, there shall be no transfers on the stock transfer books of Seller or the Surviving Corporation of shares of Seller Common Stock and if Certificates are presented for transfer after the Effective Time, they shall be delivered to Buyer, Buyer Bank or the Exchange Agent for cancellation against delivery of the Per Share Merger Consideration. No interest shall be paid on the Per Share Merger Consideration.

2.5      OPTIONS AND RESTRICTED STOCK

         At the Effective Time, each of the Seller Options shall be cancelled and extinguished in consideration and exchange for the right to receive a cash payment from Seller equal to the difference between (a) the product of (i) the difference between the Per Share Merger Consideration and the exercise price per share of such Seller Option, multiplied by (ii) the number of shares of Seller Common Stock subject to the Seller Option, less (b) applicable federal and state tax withholding obligations of the Optionee ("Cash-out"). Such Cash-out shall be paid as of the Effective Time by Seller to the Optionee following receipt by Seller of a cancellation agreement ("Option Cancellation Agreement"), acceptable to Buyer in form, delivered by the Optionee to Seller. At the Effective Time, each awarded but unearned share of Seller RRP Stock under Seller's Recognition and Retention Plan shall be cancelled and extinguished in consideration and exchange for (a) the right to receive a cash payment from Seller equal to the Per Share Merger Consideration, multiplied by the number of awarded but unearned shares of Seller RRP Stock, plus (b) any accrued, but undistributed dividend income associated with such RRP Stock, less (c) applicable federal and state tax withholding obligations of each participant under the Seller's Recognition and Retention Plan ("RRP Cash-out"). Such RRP Cash-out shall be paid as of the Effective Time by Seller to the participant following receipt by Seller of a cancellation agreement ("Restricted Stock Cancellation Agreement"), acceptable to Buyer in form, delivered by the participant to Seller.

2.6      EXCHANGE PROCEDURES

         (a) No later than five business days following the Effective Time, Buyer or Buyer Bank shall cause the Exchange Agent to mail or make available to each holder of record of any Certificate a notice and letter of transmittal disclosing the effectiveness of the Corporate Merger and the procedure for exchanging Certificates for the Per Share Merger Consideration. Such letter of transmittal shall specify that delivery shall be effected and risk of loss and title shall pass only upon proper delivery of Certificates to the Exchange Agent.

         (b) At the Effective Time, Buyer Bank shall make available to the Exchange Agent an amount of cash sufficient to make payment of the Per Share Merger Consideration for each outstanding share of Seller Common Stock.

         (c) Each holder of any outstanding Certificate (other than holders of Dissenting Shares) who surrenders such Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to receive from Buyer, Buyer Bank or the Exchange Agent the Per Share Merger Consideration for each share represented by such Certificate. The Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange in accordance with normal exchange practices. Each outstanding Certificate which is not surrendered to the Exchange Agent shall, except as otherwise herein provided, evidence ownership of only the right to receive the Per Share Merger Consideration for each share represented by such Certificate.

         (d) The Exchange Agent shall not be obligated to deliver the Per Share Merger Consideration until the holder surrenders a Certificate as provided in this Section 2.6, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Exchange Agent. If any check is to be issued in a name other than that in which the Certificate is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of



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